UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 27, 2016
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events
SIGNATURES

Item 8.01    Other Events

On June 27, 2016, Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), was notified by TCG Member, LLC, a Delaware limited liability company (“TCG”) and joint owner in the timberland joint venture carried out through Southern Diversified Timber, LLC, a Delaware limited liability company (“Southern Diversified”), that it will exercise its right under the Southern Diversified joint venture agreement to cause Southern Diversified to redeem TCG’s joint venture interest. Southern Diversified was formed in October of 2008 between TCG and Plum Creek Timber Operations I, L.L.C., a Delaware limited liability company and a former subsidiary of Plum Creek Timber Company, Inc., the latter of which was merged with and into Weyerhaeuser on February 19, 2016.

In accordance with the terms of the Southern Diversified joint venture agreement, Southern Diversified is required to distribute to TCG timberland properties and other assets with a fair market value equal to TCG’s capital account in exchange for TCG’s joint venture interest.  The effective date of the redemption of TCG’s interest is expected to occur at, or sometime near, the end of August 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 30, 2016